UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2015

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Employment Agreement with Angel Donchev

Effective February 9, 2015, Western Capital Resources, Inc. entered into a three-year employment agreement with Mr. Angel Donchev. Under the agreement, Mr. Donchev will serve as the company’s “Chief Investment Officer” charged with managing the company’s acquisition strategy and acquisition efforts. In that role, Mr. Donchev will earn a base salary of $235,000, and be eligible for a discretionary annual performance-based cash bonus targeted at $200,000. The employment agreement also contains other customary terms and conditions respecting company property, confidential information, early termination for cause, and early termination without cause, by either party, upon at least 30 days prior written notice.

The company retained Mr. Donchev, who has significant experience in evaluating, negotiating and managing acquisition transactions, as part of its strategy to grow profitability through the acquisition of established companies, as well as diversify the industries and geographies in which its subsidiary holdings operate. With the recent addition of the AlphaGraphics business in the fourth quarter of 2014, Western Capital Resources now owns four separate subsidiary entities involved in distinct lines of business.

In connection with the employment agreement, the company granted Mr. Donchev a stock option providing him with the ten-year right to purchase up to 65,000 shares of the company’s common stock at an exercise price of $6.00 per share. The option vests in three annual and near-equal installments on each of February 8, 2016, 2017 and 2018. The stock option grant is evidenced by a stock option agreement entered into effective February 9, 2015. The option granted to Mr. Donchev was issued under the company’s new 2015 Stock Incentive Plan approved by the Board of Directors effective February 6, 2015. Copies of the employment agreement and the related stock option agreement are filed as exhibits to this report.

2015 Stock Incentive Plan

As indicated above, the Board of Directors adopted the company’s new 2015 Stock Incentive Plan effective February 6, 2015. The board adopted the new plan to increase shareholder value and to advance the interests of the company by furnishing a variety of incentives designed to attract, retain and motivate key employees and consultants of the company and its subsidiaries, and directors of the company. The plan replaces the company’s earlier adopted 2008 Stock Incentive Plan, which the board terminated effective February 6, 2015. There were no incentives issued or outstanding under the terminated plan.

The Board of Directors, or a committee of the board, will administer the 2015 Stock Incentive Plan and will have complete authority to award incentives, to interpret the plan and to make any other determination which it believes necessary and advisable for the proper administration of the plan. A total of 100,000 shares of common stock were reserved in connection with the adoption of the 2015 Stock Incentive Plan.

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The new plan permits the granting of incentives in any one or a combination of the following forms:

•	stock options, including options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, as “qualified” or “incentive” stock options;

•	stock appreciation rights (often referred to as “SARs”) payable in shares of common stock;

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property; and

•	stock awards.

Stock Options. The board may grant non-qualified and incentive stock options to eligible participants to purchase shares of company common stock. The plan confers discretion on the board, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable, and the number and purchase price of the shares subject to the option. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-qualified options may not be less than 100% of the fair market value of the stock on the date of grant, with limited exceptions for awards that satisfy the requirements for deferred compensation under Section 409A of the Internal Revenue Code.

The maximum term of options under the plan is ten years, except that in certain cases the maximum term is five years. Subject to the discretion of the board, options under the plan generally terminate pursuant to provisions contained in each option holder’s agreement with the company. Nevertheless, no option may remain exercisable or continue to vest beyond its expiration date, and any incentive stock option that remains unexercised more than three months following termination of employment (other than for death or disability), will be deemed a non-qualified stock option. To satisfy requirements of the Internal Revenue Code relating to “qualified” or incentive stock options, the company’s shareholders must approve the plan within the 12-month period immediately following the board’s adoption of the plan.

Stock Appreciation Rights. A SAR is a right to receive, without payment to the company, a number of shares, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the board at the time of grant. The board has discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR.

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Restricted Stock and Restricted Stock Units. The board may grant shares of restricted stock that are subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the board. Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse (i.e., the restricted stock will be forfeited). The board may provide for a prorated attainment of time-based restrictions. During the restriction period, unless the board determines otherwise, a participant who holds restricted stock will be entitled to vote the shares and to receive cash dividends, if any are declared. The board may also grant restricted stock units, which represent rights to receive shares of common stock at a future date subject to terms and conditions, including a risk of forfeiture, established by the board. Participants generally have not rights as shareholders with respect to the restricted stock units, except that they may have certain rights to receive an amount equal to dividends paid by the company on the equivalent number of shares of common stock.

Stock Awards. Stock awards consist of the transfer by the company to an eligible participant of shares of common stock, without payment, as additional compensation for services rendered. The number of shares transferred pursuant to any stock award is determined by the board.

Performance Awards. The board may grant performance units or performance shares. Performance units entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. Performance shares entitle the participant to receive a specified number of shares of common stock, or the equivalent cash value, if the performance goals specified in the award are achieved and other terms are satisfied.

Performance goals for performance awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code shall be based on one customary financial criteria. For performance awards that are intended to so qualify under Section 162(m), the targets shall be established within the required time period. The board, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals. Nevertheless, no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Section 162(m).

Transferability. Incentives granted under the plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the plan or the incentive, or (in the case of a stock option or an SAR) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Nevertheless, stock options and SARs may be transferred by the holder to his or her family members (e.g., spouse, children, grandchildren or parents), to trusts for the benefit of such family members, to partnerships or limited liability companies in which family members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code.

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Certain Corporate Events. Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the company through the sale of substantially all of the company’s assets or through a merger, exchange, reorganization or liquidation of the company or a similar event (collectively referred to herein as a “transaction”), the board will be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

•	terminating the plan and all incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, the stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the board;

•	providing that participants holding outstanding vested common stock-based incentives shall receive, with respect to each share of common stock issuable pursuant to such incentives as of the effective date of any such transaction, at the determination of the board, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the company in the transaction; and

•	providing that the plan (or a replacement plan) shall continue with respect to incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such incentives the right to earn their respective incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the company by reason of such transaction.

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In addition, the board may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.

Duration, Amendment and Termination. The Board of Directors may amend or discontinue the 2015 Stock Incentive Plan at any time. Nevertheless, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof. Certain plan amendments will require shareholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the plan, in order to satisfy Internal Revenue Code requirements pertaining to “qualified” incentive stock options under Section 422 of the Internal Revenue Code.

The description of the 2015 Stock Incentive Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the plan attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2015 Stock Incentive Plan (filed herewith)
10.2	Employment Agreement with Angel Donchev, dated February 9, 2015 (filed herewith)
10.3	Stock Option Agreement with Angel Donchev, dated February 9, 2015 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: February 9, 2015	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
10.1	2015 Stock Incentive Plan
10.2	Employment Agreement with Angel Donchev, dated February 9, 2015
10.3	Stock Option Agreement with Angel Donchev, dated February 9, 2015

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